POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that the undersigned, whose signature appears below, constitutes and appoints Teresa M. Nilsen and Linda Y. Kelso, and each or either of them, as such person's true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for such person in his/her name, place and stead, in any and all capacities, to sign the undersigned's Form 3 and any and all Forms 4 or 5 (and any amendments to any of the foregoing) relating to the securities of Hennessy Advisors, Inc. required to be filed with the Securities and Exchange Commission by the undersigned, as such forms may be promulgated from time to time under Section 16 of the Securities Exchange Act of 1934, as amended, and to file the same with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he/she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or his or her substitute may lawfully do or cause to be done by virtue hereof.

         IN WITNESS WHEREOF, the undersigned has executed this Power of Attorney as of the 31st day of August, 2005.


                                        /s/ Charles W. Bennett
                                        ---------------------------------------
                                        Charles W. Bennett